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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 22, 1997



                                 KIDS MART, INC.
             (Exact name of registrant as specified in its charter)



           FLORIDA                     0-21910                65-0406710
(State or other jurisdiction         (Commission            (I.R.S. Employer
    of incorporation)                 File Number)          Identification No.)


                             C/O DONALD S. ROSENBERG
                           ROSENBERG, REISMAN & STEIN
                           S.E. 3RD AVENUE, SUITE 2600
                              MIAMI, FLORIDA 33131

               (Address of principal executive offices) (Zip code)

                                 (305) 358-2600

               Registrant's telephone number, including area code


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Item 3.  Bankruptcy or Receivership.

         On January 24, 1997, each of Kids Mart, Inc. (the
"Company"), the Company's wholly-owned subsidiary LFS Acquisition Corp.("LFS") and LFS's wholly-owned subsidiary Holtzman's Little Folk Shop, Inc. ("Holtzman's" and collectively with the Company and LFS, the "Debtors") closed a majority of their stores and conducted going out of business sales (the "GOB Sales") at their remaining stores. The GOB Sales were completed on or about April 6, 1997. As of the date of this filing, all of the Debtors' stores, as well as their former corporate headquarters and storage facility, have been closed. Further, the Debtors have returned all of their leased properties to their respective landlords. All of the Debtors' assets have been fully liquidated and the proceeds generated therefrom have been used to satisfy a portion of the debt owed to the Company's secured lender, Foothill Capital Corporation ("Foothill"). Holders of prepetition claims and holders of equity interests did not receive any distributions on such claims and interests during the Debtors' chapter 11 cases.

         By order of the Bankruptcy Court, dated May 20, 1997, a copy of which is attached hereto, the chapter 11 cases of the Debtors were dismissed.

         Simultaneously with this filing, the Company has filed a Form 15 with the Securities and Exchange Commission requesting that the Company's common stock, par value $.0001 per share, no longer be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon such deregistration, the Company will no longer be obligated to make filings pursuant to the Exchange Act. The Company will cause LFS and Holtzman's to dissolve as soon as practicable.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KIDS MART, INC.


Date: July 22, 1997                     By  /s/ Bernard Tessler
                                            -----------------------------
                                            Bernard Tessler
                                            President and Chief Executive
                                            Officer






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                                  Exhibit Index


Exhibit Number                               Description
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
    99.1                                     Order of the Bankruptcy Court for
                                             the District of Delaware, dated
                                             May 20, 1997
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